As filed with the Securities and Exchange Commission on February 25, 2000
                                                      Registration No. 333-_____

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    FUNDTECH
             (Exact Name of Registrant as Specified in its Charter)

            ISRAEL                                          N/A
(State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
Incorporation or Organization)

                              12 HA'HILAZON STREET
                             RAMAT GAN 52522, ISRAEL
                               011-972-3-575-2750
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

 FUNDTECH LTD 1996 EMPLOYEE STOCK OPTION PLAN FOR THE EMPLOYEES OF FUNDTECH LTD.

                     FUNDTECH LTD. 1999 EMPLOYEE OPTION PLAN

          FUNDTECH LTD. 1997 STOCK OPTION PLAN FOR FUNDTECH CORPORATION

                         1997 ISRAELI SHARE OPTION PLAN

                       FUNDTECH LTD. DIRECTORS OPTION PLAN

                              (Full Title of Plan)

                              FUNDTECH CORPORATION
                              30 MONTGOMERY STREET
                              JERSEY CITY, NJ 07302
                                 (201) 946-1100

                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   COPIES TO:

    DAVID P. STONE, ESQ.                              MICHAEL S. HYMAN, ESQ.
 WEIL, GOTSHAL & MANGES LLP                          C/O FUNDTECH CORPORATION
      767 FIFTH AVENUE                                 30 MONTGOMERY STREET
  NEW YORK, NEW YORK 10153                        JERSEY CITY, NEW JERSEY 07302
  TELEPHONE: (212) 310-8000                         TELEPHONE: (201) 946-1100
  FACSIMILE: (212) 310-8007                         FACSIMILE: (201) 946-1313

                                   ----------

                                                CALCULATION OF REGISTRATION FEE
===================================================================================================================================
TITLE OF                         AMOUNT                   PROPOSED                   PROPOSED                    AMOUNT OF
SECURITIES TO                    TO BE                    MAXIMUM                    MAXIMUM                     REGISTRATION
BE REGISTERED                    REGISTERED(1)            OFFERING                   AGGREGATE                   FEE
                                                          PRICE PER                  OFFERING
                                                          SHARE(2)                   PRICE(2)
-----------------------------------------------------------------------------------------------------------------------------------
ORDINARY SHARES, PAR             934,747                  $31.75                     $29,678,217                 $7,836
VALUE NIS 0.01 PER SHARE
===================================================================================================================================
(1)        Includes an aggregate of 934,747 Ordinary Shares issuable pursuant to the exercise of options under the Fundtech Ltd. 1996 Employee Stock
           Option Plan for the Employees of Fundtech Ltd., the Fundtech Ltd.
           1999 Employee Option Plan, the Fundtech Ltd. 1997 Stock Option Plan
           for Fundtech Corporation, the 1997 Israeli Share Option Plan, and the
           Fundtech Ltd. Directors Option Plan, plus such indeterminate number of Ordinary Shares as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Computed solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Ordinary
           Shares of Fundtech Ltd. as quoted on the Nasdaq National Market on February 18, 2000.
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
NY2:\882487\01\46984.0001

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

           The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

           Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), along with other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Fundtech Ltd. 1996 Employee Stock Option Plan for the Employees of Fundtech Ltd., the Fundtech Ltd. 1999 Employee Option Plan, the Fundtech Ltd. 1997 Stock Option Plan for Fundtech Corporation, the 1997 Israeli Share Option Plan, and the Fundtech Ltd. Directors Option Plan, and their administrators, are available without charge by contacting:

                                  Fundtech Ltd.
                            c/o Fundtech Corporation
                              30 Montgomery Street
                          Jersey City, New Jersey 07302
                            Telephone: (201) 946-1100
                            Facsimile: (201) 946-1313
                           Attention: Michael S. Hyman

           The shares covered by this registration statement are being offered pursuant to an exemption from the obligation to publish a prospectus in a manner required pursuant to the Securities Law of the State of Israel. Nothing in such exemption shall be construed as authenticating the matters contained herein or as an approval of their reliability or adequacy or as an expression of opinion as to the quality of the securities covered hereby.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents filed with the Commission (File No. 333-08304) by Fundtech Ltd. (the "Company") are incorporated herein by reference:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "Annual Report");

      (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

      (c) The Company's Current Report on Form 8-K dated January 18, 1999; April 23, 1999; June 11, 1999; June 29, 1999, July 21, 1999; and
            October 12, 1999; and

      (d) The description of the Company's Ordinary Shares, par value NIS 0.01 per share (the "Ordinary Shares"), contained in the Company's Registration Statement on Form S-1, filed with the Commission pursuant to Section 12 of the Exchange Act on March 30, 1999, including any other amendment or report filed for the purpose of updating such description.

           All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

           Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Our Articles of Association provide that, to the extent permitted by the Israeli Companies Law, 1999 (the ""Companies Law"), we may indemnify our Office Holders (as defined in the Companies Law) for liability or expense incurred by any such Office Holder as a result of an act done by him in his capacity as an Office Holder, as follows: (i) a financial liability imposed on him in favor of another person by a court judgment, including a settlement judgment or an arbitrator's award approved by a court, and (ii) reasonable litigation expenses, including attorneys' fees, expended by such Office Holder or charged to him by a court, in proceedings filed against him by us or on our behalf or by another person, or in a criminal charge from which he was acquitted, or in a criminal charge of which he was convicted of a crime which does not require a finding of criminal intent. The Companies Law and our Articles of Association provide that, subject to certain limitations, we may undertake in advance to indemnify our Office Holders. Our Articles of Association provide that, to the extent permitted by the Companies Law, we may enter into a contract for the insurance of the liability of an Office Holder, in respect of a liability imposed on him as a result of an act done by him in his capacity as an Office Holder, in any of the following: (i) breach of his duty of care to Fundtech or to another person, (ii) breach of his duty of loyalty to us, provided that the Office Holder acted in good faith and had reasonable grounds to assume that such act would not harm the Company, and
(iii) financial liability imposed upon him in favor of another person. In addition, our Articles of Association provide that, to the extent permitted by the Companies Law, we may release an Office Holder, in advance, from liability, in whole or in part, for damages resulting from a breach of his duty of care to us. Under the Companies Law, we may not indemnify or procure insurance for the liability of an Office Holder, or release an Office Holder from his liability, in respect of any of the following: (i) breach of duty of loyalty, except (with respect to indemnification and insurance) to the extent described above, (ii) an intentional or reckless breach of the duty of care, (iii) an act done with the intent to unlawfully realize personal gain or (iv) a criminal fine or penalty imposed on him.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT
NUMBER                  DESCRIPTION OF EXHIBIT
------                  ----------------------

4.1 Form of Ordinary Share Certificate, filed as Exhibit 4.1 to the Company's Registration Statement on Form F-1, as amended (Commission Registration No. 333-08304), and incorporated herein by reference.

4.2 Fundtech Ltd. 1996 Employee Stock Option Plan for the Employees of Fundtech Ltd. (English Summary), filed as Exhibit 10.4 to the Company's Registration Statement on Form F-1, as amended (Commission File No. 333-08304), and incorporated hereby by reference.

4.3 Fundtech Ltd. 1997 Stock Option Plan for Fundtech Corporation, filed as Exhibit 10.6 to the Company's Registration Statement on Form F-1, as amended (Commission Registration No. 333-08304), and incorporated herein by reference.

4.4        Fundtech Ltd. December 1997 Israeli Share Option Plan, filed as
           Exhibit 10.7 to the Company's Registration Statement on Form F-1, as amended (Commission Registration No. 333-08304), and incorporated herein by reference.

4.5 Fundtech Ltd. Directors Option Plan., filed as Exhibit 4.6 to the Company's Registration Statement on Form S-8, as amended (Commission Registration No. 333-9380), and incorporated herein by reference.

4.6 Fundtech Ltd. 1999 Employee Option Plan, filed as Annex A to the Company's Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934, and incorporated herein by reference.

4.7        Amended Memorandum of Association of the Company, filed as Exhibit
           3.1 to the Company's Registration Statement on Form F-1, as amended (Commission Registration No. 333-08304), and incorporated herein by reference.

4.8        Amended and Restated Articles of Association of the Company, filed as
           Exhibit 3.2 to the Company's Registration Statement on Form F-1, as amended (Commission Registration No. 333-08304), and incorporated herein by reference.

5          Opinion and Consent of Counsel of the Company.

23(a)      Consent of Kost Forer & Gabbay, a member of Ernst & Young
           International

23(b)      Consent of Counsel of the Company (included in Exhibit 5).

24         Power of Attorney (included as part of this Registration Statement).

ITEM 9. UNDERTAKINGS.

            (a)   The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                        (iii) to include any material information with respect
                              to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports, filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or Section

                  15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ramat Gan, State of Israel, on this 24th day of February, 2000.

                            Fundtech Ltd.


                            By:    /s/ Reuven Ben-Menachem
                               --------------------------------------------
                                Name:  Reuven Ben-Menachem
                                Title: Chairman of the Board, President and
                                       Chief Executive Officer

                                POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Reuven Ben-Menachem and Michael Carus, and each of them, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



                    Signature                                Title                                    Date
                    ---------                                -----                                    ----
/s/ Reuven Ben-Menachem
---------------------------------------------      Chairman of the Board, President and          February 24, 2000
Reuven Ben-Menachem                                Chief Executive Officer

/s/ George M. Lieberman
---------------------------------------------      Director                                      February 24, 2000
George M. Lieberman

/s/ Jay B. Morrison
---------------------------------------------      Director                                      February 24, 2000
Jay B. Morrison

/s/ Achi Racov
---------------------------------------------      Director                                      February 24, 2000
Achi Racov


---------------------------------------------      Director                                      February 24, 2000
Rina Shainski

/s/ Eddy Shalev
---------------------------------------------      Director                                      February 24, 2000
Eddy Shalev


---------------------------------------------      Director                                      February 24, 2000
Rimon Ben Shaoul

/s/ Michael Carus
---------------------------------------------      Executive Vice President,                     February 24, 2000
Michael Carus                                      Chief Operating Officer and
                                                   Chief Financial Officer


                                  EXHIBIT INDEX

EXHIBIT NO.                         DESCRIPTION
-----------                         -----------

4.1 Form of Ordinary Share Certificate, filed as Exhibit 4.1 to the Company's Registration Statement on Form F-1, as amended (Commission Registration No. 333-08304), and incorporated herein by reference.

4.2 Fundtech Ltd. 1996 Employee Stock Option Plan for the Employees of Fundtech Ltd. (English Summary), filed as Exhibit 10.4 to the Company's Registration Statement on Form F-1, as amended (Commission File No. 333-08304), and incorporated hereby by reference.

4.3 Fundtech Ltd. 1996 Employee Stock Option Plan for the Employees of Fundtech Ltd. (English Summary), filed as Exhibit 10.4 to the Company's Registration Statement on Form F-1, as amended (Commission File No. 333-08304), and incorporated hereby by reference.

4.4 Fundtech Ltd. 1997 Stock Option Plan for Fundtech Corporation, filed as Exhibit 10.6 to the Company's Registration Statement on Form F-1, as amended (Commission Registration No. 333-08304), and incorporated herein by reference.

4.5        Fundtech Ltd. December 1997 Israeli Share Option Plan, filed as
           Exhibit 10.7 to the Company's Registration Statement on Form F-1, as amended (Commission Registration No. 333-08304), and incorporated herein by reference.

4.6 Fundtech Ltd. Directors Option Plan., filed as Exhibit 4.6 to the Company's Registration Statement on Form S-8, as amended (Commission Registration No. .333-9380), and incorporated herein by reference

4.7 Fundtech Ltd. 1999 Employee Option Plan, filed as Annex A to the Company's Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934, and incorporated herein by reference.

4.8        Amended Memorandum of Association of the Company, filed as Exhibit
           3.1 to the Company's Registration Statement on Form F-1, as amended (Commission Registration No. 333-08304), and incorporated herein by reference.

4.9        Amended and Restated Articles of Association of the Company, filed as
           Exhibit 3.2 to the Company's Registration Statement on Form F-1, as amended (Commission File No. 333-08304), and incorporated herein by reference.

5          Opinion and Consent of Counsel of the Company.

23(a)      Consent of Kost, Forer and Gabbay, a member of Ernst & Young
           International.

23(b)      Consent of Counsel of the Company (included in Exhibit 5).

24         Power of Attorney (included as part of this Registration Statement).